SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-A/A
                        (AMENDMENT NO. 2)


  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                   SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        SPRINT CORPORATION
      (Exact name of registrant as specified in its charter)


          Kansas                             48-0457967
(State of incorporation                 (I.R.S. Employer
or organization)                        Identification No.)


     P.O. Box 11315
     Kansas City, MO                              64112
(Address of principal executive offices)        (Zip Code)


*Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                Name of each exchange on which
to be so registered                each class is to be registered

FON Group Rights (formerly            New York Stock Exchange
designated Preferred Stock
Purchase Rights)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the
following box.                                               [  ]

Securities to be registered pursuant to Section 12(g) of the Act:

                               None
                         (Title of class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          On June 29, 1998, the Board of Directors of Sprint Corporation (the "Registrant") approved an Amended and Restated Rights Agreement (the "Amended Rights Agreement") to be effective on the filing of an amendment to the Restated Articles of Incorporation of the Registrant with the Secretary of State of the State of Kansas, which amendment, among other things, defines the Registrant's "PCS Group" and the "FON Group." The Amended Rights Agreement amends each Preferred Stock Purchase Right and redesignates it as a FON Group Right. This Form 8-A Amendment No. 2 amends Amendment No. 1 of the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 10, 1998.

          The description of the FON Group Rights of Sprint Corporation (the "Registrant") registered herein is contained under the caption "Anti-Takeover Considerations -- Sprint Rights Plan" of the Registrant's Prospectus/Proxy Statement that forms a part of the Registrant's Registration Statement on Form S-4 (the "Registration Statement") that was filed with the Securities and Exchange Commission on October 1, 1998 (File No. 333-65173). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


ITEM 2.   EXHIBITS

          4.1 Amended and Restated Rights Agreement between the Registrant and UMB Bank, n.a., as Rights Agent (filed as Exhibit 4.1 to the Registrant's Amendment No. 1 to the Registration Statement on Form 8-A for the registration of PCS Group Rights filed November 25, 1998 and incorporated herein by reference), which includes as Exhibit A-1, the Certificate of Designation, Preferences and Rights of Preferred Stock -- Sixth Series; as Exhibit A-2, the Certificate of Designation, Preferences and Rights of Preferred Stock -- Eighth Series; as Exhibit B-1, the Form of FON Group Rights Certificate; as
               Exhibit B-2, the Form of PCS Group Rights
               Certificate; as Exhibit B-3, the Form of Old Class
               A Rights Certificate; and as Exhibit B-4, the Form of Series DT Rights Certificate.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange
Act, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SPRINT CORPORATION


Date:  November 25, 1998           By: /s/ Don A. Jensen
                                        Don A. Jensen
                                        Vice President